Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 1, 2005, relating to the consolidated financial statements and financial statement schedules of The Midland Company (which report expresses an unqualified opinion and includes an explanatory paragraph related to The Midland Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”), and management’s report on the effectiveness of internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 2004 (“Form 10-K”) and to the use of our report dated March 11, 2005 appearing in the Form 10-K and to the references to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

      /s/ Deloitte & Touche LLP

      Cincinnati, Ohio

      September 22, 2005